UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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VERSATA, INC.

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VERSATA, INC.

300 Lakeside Drive, Suite 1300

Oakland, CA 94612

(510) 628-1000

Dear Versata, Inc. Stockholder:

You are cordially invited to the 2005 Annual Meeting of Stockholders, which will be held on Wednesday, May 25, 2005, at 10:00 a.m. local time, at 300 Lakeside Drive, Suite 1300, Oakland, California.

At our meeting, you will be asked to consider and vote upon the following proposals: (i) to elect two Class III directors, and (ii) to ratify the appointment of Grant Thornton LLP as independent accountants for the fiscal year ending October 31, 2005.

Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. Your vote is very important to us, and we encourage you to read the Proxy Statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience.

I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ WILLIAM FREDERICK
William Frederick Interim Chief Executive Officer and President, Vice President, and Chief Financial Officer

Oakland, California

April 6, 2005

VERSATA, INC.

300 Lakeside Drive, Suite 1300

Oakland, CA 94612

(510) 628-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

TO THE STOCKHOLDERS OF VERSATA, INC.:

The annual meeting of stockholders of VERSATA, INC., a Delaware corporation (the “Company”), will be held on Wednesday, May 25, 2005, at 10:00 a.m. local time, at 300 Lakeside Drive, Suite 1300, Oakland, CA 94612 for the following purposes:

1.	To elect two Class III directors to serve for a three-year term or until their successors are duly elected and qualified. The nominees are George Paolini and William Smartt;

2.	To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2005; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement. The Board of Directors has fixed the close of business on April 1, 2005 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the meeting and for a ten-day period preceding the meeting, at the executive offices of the Company during ordinary business hours.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ WILLIAM FREDERICK
William Frederick Interim Chief Executive Officer and President, Vice President, and Chief Financial Officer

Dated: April 6, 2005

Oakland, California

VERSATA, INC.

300 Lakeside Drive, Suite 1300

Oakland, CA 94612

(510) 628-1000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

This Proxy Statement is being mailed to stockholders on or around April 15, 2005, in connection with the solicitation of proxies by the Board of Directors of Versata, Inc. (the “Company” or “Versata”) for use at the Annual Meeting of Stockholders to be held on May 25, 2005, at 10:00 a.m., local time, at the Company’s principal executive offices, 300 Lakeside Drive, Suite 1300, Oakland, CA 94612 (the “Annual Meeting”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	Elect two Class III directors;

2.	Ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2005; and

3.	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What is the Proxy for, who can vote and how do I vote?

This Proxy Statement informs the stockholders of the Company about items that will be voted upon at the Annual Meeting. The Statement also solicits proxies (a formal way of voting through legal representation) from those stockholders who are unable to attend the Annual Meeting. The Proxy Statement was prepared by the management of the Company for its Board of Directors (the “Board”).

The proxy is for voting shares in connection with the Annual Meeting and at any adjournment or postponement of that meeting. The Annual Meeting will be held on May 25, 2005, at 10:00 a.m., local time, at the Company’s principal executive offices, 300 Lakeside Drive, Suite 1300, Oakland, California.

You may vote at the Annual Meeting if you were a stockholder of record of Common Stock at the close of business on April 1, 2005. On April 1, 2005 there were 8,178,563 outstanding shares of Common Stock. No shares of the Company’s Preferred Stock were outstanding. The presence at the Annual Meeting, in person or by proxy, of a majority of the total number of shares entitled to vote on the record date constitutes a quorum for the transaction of business by such holders at the Annual Meeting. Each share is entitled to one vote on each matter that is properly brought before the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and 10 days prior to the Annual Meeting at the executive offices of the Company at 300 Lakeside Drive, Suite 1300, Oakland, California during normal business hours.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR the director nominee and FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 300 Lakeside Drive, Suite 1300, Oakland, CA 94612, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Even though broker non-votes will be counted as present to determine if a quorum exists, they will not be counted as present and entitled to vote on any non-routine proposal.

The two director nominees who receive the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected Class III directors of the Company. Approval of the other matters requires the affirmative vote of the holders of the majority of the shares present and voting and entitled to vote. Abstentions will be treated as votes cast against the particular matter being voted upon.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

How may I communicate with Versata’s Board of Directors?

You may submit an e-mail to Versata’s Board of Directors by accessing our website at www.versata.com. All directors have access to the e-mails submitted to our Board through our website.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors currently has six directors divided into three classes. The members of each class serve for a three-year period, with one class of directors being elected each year. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Class III directors consist of Messrs. Paolini and Smartt whose terms will expire at the Annual Meeting; Class II directors consists of Messrs. Morgenthaler and Baratz whose terms will expire at the annual meeting following the close of the 2006 fiscal year, and Class I directors consists of Messrs. Wong and Woodson whose terms will expire at the annual meeting following the close of the 2005 fiscal year.

The nominees are George Paolini and William Smartt, Class III directors, whose terms expire at the Annual Meeting, and upon their respective successors being elected and qualified to serve. The enclosed proxy cannot be voted for a greater number of persons than above.

The Board of Directors proposes the election of George Paolini and William Smartt for a term of three years, expiring at the annual meeting following the close of the 2007 fiscal year, and until their successors are elected and qualified to serve. The nominees have agreed to serve if elected. If the nominees are unable or unwilling to serve as directors, the proxies may be voted for any nominee designated by the present Board of Directors to fill such vacancy.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two director nominees who receive the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected as Class III directors of the Company.

Set forth below is certain information concerning the nominees and the other incumbent directors:

NOMINEES FOR CLASS III DIRECTORS

Class III directors generally serve a term of 3 years and until their successors are elected and qualified. It is anticipated that the Class III directors will serve until the annual meeting following the close of the 2007 fiscal year.

The nominees for Class III directors are as follows:

George Paolini.    Mr. Paolini was elected to Versata’s Board in January 2005 and serves on its Audit and Nominating Committees. Mr. Paolini most recently served as General Manager, Developer Tools Business Unit, at Borland Software Corporation, a position he held from January 2003 through January 2005. In January 2005, Mr. Paolini joined SAP as a Senior Vice President, overseeing various industry initiatives for the company. From June 2001 to October 2002, Mr. Paolini was Chief Marketing Officer for Zaplet, Inc., a Silicon Valley-based collaboration software company. Before Zaplet, Mr. Paolini served in a variety of roles at Sun Microsystems, Inc., from 1993 to June 2001, including Vice President of Software Marketing, Director, JavaSoft (a subsidiary of Sun Microsystems, Inc.), and Manager, Internet Marketing. In addition, he founded and served as the first Chairman of the Java Community Process, an industry consortium for the evolution of the Java technology. Mr. Paolini began his career as a journalist, serving as an editor at a variety of daily newspapers. He received a bachelor’s degree in management from St. Mary’s College in Moraga, California.

William Smartt.    Mr. Smartt was elected to Versata’s Board in February 2003 and serves on its Compensation Committee and as Chairman of its Audit Committee. In February 2004, Mr. Smartt was appointed Senior Vice President and Chief Financial Officer of Building Materials Holding Corporation (BMHC), one of the largest building products distribution and service companies in the United States. From November 2003 until February 2004, Mr. Smartt served as Executive Vice President and Chief Financial Officer of Critical Path. From 1992 until September 2001, Mr. Smartt served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer at DHL Airways, the US component of DHL Worldwide Express. From 1986 until 1990, Mr. Smartt served as Chief Financial Officer, Treasurer, and Senior Vice President of Finance and Administration for Ingres Corporation, a relational database software company. Mr. Smartt has over 35 years of industry experience and he holds a bachelor of science in business administration from the University of California, Berkeley.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

CLASS I DIRECTORS CONTINUING IN OFFICE

The term of the two Class I directors expires at the annual meeting following the close of the 2005 fiscal year. The Class I directors are not up for re-election at this Annual Meeting.

Eugene Wong.    Dr. Wong has served as a director of Versata since May 1998 and as Versata’s Chief Executive Officer from May 2002 to August 2003. Since 1997, Dr. Wong has served as a Technical Consultant and Chief Scientist to Versata. In June 1998, Dr. Wong was appointed Assistant Director for Engineering at the National Science Foundation. Dr. Wong became a faculty member at the University of California in 1962, was Chairman of the Department of Electrical Engineering and Computer Sciences from 1985 to 1989, and attained emeritus status in 1994. Dr. Wong acted as Associate Director of the Office of Science and Technology Policy in the Bush White House from 1990 to 1993. He was a principal architect of Ingres, a pioneering relational database system, and was a co-founder of Ingres Corporation. He is the recipient of the 1989 ACM System Award and the 2005 IEEE Founders Medal. Dr. Wong holds a B.S.E., an A.M., and a Ph.D., all in Electrical Engineering, all from Princeton University.

Wade Woodson.    Mr. Woodson has served as a director of Versata since November 2003 and serves on its Audit and Nominating Committees and as Chairman of its Compensation Committee. Since 1987, Mr. Woodson has served as a managing director of Sigma Partners, a technology venture capital firm. From 1983 through 1987, he served as an associate of the law firm Cooley Godward, LLP. Mr. Woodson received a bachelor’s degree in electrical engineering from Stanford University. He holds a law degree from Harvard University and a master’s degree in business administration from the University of California, Haas School of Business.

CLASS II DIRECTORS CONTINUING IN OFFICE

The term of Class II directors expires at the annual meeting following the close of the 2006 fiscal year. The Class II directors are not up for re-election at this Annual Meeting.

Gary Morgenthaler.    Mr. Morgenthaler has served as a director of Versata since 1997. Mr. Morgenthaler serves as Chairman of the Board and on the Audit, Compensation and Nominating Committees. Mr. Morgenthaler is a general partner of Morgenthaler Ventures. Mr. Morgenthaler is a co-founder and former Chairman of Illustra Information Technologies, Inc., a database applications company. Prior to becoming a partner of Morgenthaler Ventures, Mr. Morgenthaler was Chairman, Chief Executive Officer and a co-founder of Ingres Corporation, a relational database management systems company. Mr. Morgenthaler serves as a director of Nuance Communications. He holds a bachelor’s degree in International Relations from Harvard University.

Alan Baratz.    Dr. Baratz joined Versata as a board member in May 2003, and served as its President and Chief Executive Officer from August 2003 to February 2005. Dr. Baratz joined NeoPath Networks, a provider of network file management solutions, as President, Chief Executive Officer and a member of the board of directors, in February 2005. Dr. Baratz is also currently a venture advisor at Gabriel Venture Partners. From July 2000 until December 2002, Dr. Baratz was Chief Executive Officer of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. From September 1999 until June 2000, Dr. Baratz served as Managing Director, E.M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in building a number of new technology companies. From January 1996 until August 1999, Dr. Baratz served as President of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. Prior to Sun, Dr. Baratz was President and Chief Executive Officer of Delphi Internet, the online business unit of Rupert Murdoch’s News Corporation and held numerous senior management positions at IBM in their research labs. Dr. Baratz holds both a master’s degree and a doctorate in computer science from the Massachusetts Institute of Technology, and received a bachelor’s degree in mathematics and computer science from UCLA.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors held seven meetings including special meetings during the fiscal year ended October 31, 2004. During the 2004 fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during such period and (ii) the total number of meetings held during such period by committees of the Board of Directors on which he served. Our Board of Directors are encouraged to attend annual meetings of Versata’s stockholders. Two directors attended the last annual meeting of stockholders. The Board affirmatively determined that all of the directors of Versata, with the exception of Messrs. Wong and Baratz, are independent directors as defined by Rule 4200(a)(15) of NASDAQ Market Place Rules. The three standing committees of the Board are the Audit Committee, Compensation Committee, and Nominating Committee.

Audit Committee

The Audit Committee currently consists of four independent directors: Messrs. Smartt, Woodson, Paolini and Morgenthaler. The Audit Committee met four times during the last fiscal year. The Board of Directors has determined that Mr. Smartt is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Each current member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and listing standards of the NASDAQ Stock Market. The Audit Committee reviews and supervises our financial controls, including the selection of our auditors, reviewing our books and accounts, meeting with our officers regarding our financial controls, acting upon recommendations of our auditors, and taking further actions as the Audit Committee deems necessary to complete the annual audits of our books and accounts. The Audit Committee also performs other duties as may from time to time be determined by the Board.

The Board of Directors has adopted a written charter of the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of three directors: Messrs. Smartt, Woodson and Morgenthaler. The Compensation Committee met five times during the last fiscal year. The primary purpose of the Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s Chief Executive Officer and other executive officers, including responsibility for evaluating and reporting to the Board on matters concerning management performance, officer compensation, benefits plans, and program.

The Board of Directors has adopted a written charter of the Compensation Committee.

Nominating Committee

The Nominating Committee currently consists of three directors: Messrs. Woodson, Paolini, and Morgenthaler. Each current member of the Nominating Committee is an “independent director” as defined in the listing standards of The Nasdaq Stock Market. The Nominating Committee was formed in December 2004. The Nominating Committee is responsible for making recommendations to the Board regarding the structure and composition of the Board and its committees, and identifying, considering and recommending candidates for membership on the Board.

The Nominating Committee does not currently have a formal charter.

Evaluation and Qualification of Directors

The Nominating Committee will assess each candidate’s experience and skills against the qualifications described below, the then-current composition and size of the Board, and the Committee’s determination of the Company’s needs. The Nominating Committee has not established any specific; minimum qualifications for

Committee-nominated candidates, but believes that nominees for the Board must possess strong personal ethics; an appreciation of directors’ responsibilities; business skills; experience in exercising judgment; and the ability and willingness to devote adequate time to service on the Board. The Nominating Committee will review various factors in assessing candidates, including but not limited to: the candidate’s integrity; independence; business experience; judgment; demonstrated leadership skills; technical background; familiarity with our business and industry; strategic thinking and willingness to share ideas; ability to work as a constructive member of a team for the benefit of stockholders; network of contacts; and diversity of experiences. In evaluating potential candidates, the Nominating Committee will ordinarily review a candidate’s background in a manner and to the extent it deems appropriate. The Committee will also conduct and arrange for interviews of the candidate by members of the Board, whose opinions will be considered by the Nominating Committee. Potential nominees suggested by stockholders who comply with the procedures described below under “Stockholder Recommendations” will be evaluated by the Nominating Committee on the same basis as other potential nominees.

Stockholder Recommendations

The Nominating Committee will consider suggestions of nominees that are timely submitted by stockholders who accompany their suggestion with delivery of the written materials described below. Nominations by stockholders for election to the Board of Directors must be preceded by notification in writing received by the secretary of Versata not less than one hundred twenty (120) days prior to any meeting of stockholders called for the election of directors.

The written materials that a stockholder must submit to recommend or suggest a nominee are: (a) the name, age, residence, and address of each proposed nominee and of each such person; (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) the amount of stock of the corporation owned beneficially either directly or indirectly, by each proposed nominee and each such person; and (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

DIRECTOR COMPENSATION

We currently do not compensate any non-employee member of the Board for their service as a Board member, except through the grant of stock options. Directors who are also employees do not receive additional compensation for serving as directors.

Under our 2000 Stock Incentive Plan, which was adopted by our Board in November 1999 and approved by our stockholders in February 2000, non-employee directors will receive automatic option grants covering 6,000 options to purchase Company’s common stock upon becoming directors and options to purchase 2,000 shares of common stock on the date of each annual meeting of stockholders beginning in 2001. The above amounts were adjusted to reflect the reverse 1 for 6 split that Versata implemented in May 2002. Board members Bartaz, Paolini, Woodson and Smartt also received 9,000 options to purchase the Company’s common stock upon becoming directors of the Company pursuant to the Discretionary Option Grant Program. The 2000 Stock Incentive Plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of an option with an exercise price below the then fair market value of our shares. Non-employee directors are also eligible to receive discretionary option grants and direct stock issuances under our 2000 Stock Incentive Plan.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT ACCOUNTANTS

On February 11, 2003, Versata determined to change the Company’s independent accountants, and, accordingly, ended the engagement of PricewaterhouseCoopers LLP in that role and retained Grant Thornton LLP as its independent accountants for the fiscal year ended October 31, 2003. The change in independent accountants was approved by Versata’s Audit Committee and approved by Versata’s Board of Directors. The Audit Committee believes that, Grant Thornton LLP, an accounting and auditing firm that focuses on companies in the small-to-medium size market, can provide more value to the Company than its prior auditors.

We are now asking you to ratify the selection of Grant Thornton LLP as our independent accountants for the fiscal year ending October 31, 2005.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year, but may still select Grant Thornton LLP as independent accountants for the Company. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Changes in Registrant’s Certifying Accountant

Effective February 11, 2003, we elected to change our certifying accountant as follows:

(i)    We dismissed PricewaterhouseCoopers LLP as our independent accountants.

(ii)    The report of PricewaterhouseCoopers LLP on our consolidated financial statements for the fiscal year ended October 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)    The decision to dismiss PricewaterhouseCoopers LLP as our independent accountants was approved by the Audit Committee of our Board of Directors.

(iv)    In connection with the audit of our financial statements for the fiscal year ended October 31, 2002 and the subsequent interim periods preceding the dismissal, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreements in connection with its report. We requested PricewaterhouseCoopers LLP to furnish a letter addressed to the Securities and Exchange Commission as to whether it agrees with the above statements. A copy of that letter, dated February 13, 2003, is filed as Exhibit 16 to our report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2003.

Effective February 11, 2003, we engaged Grant Thornton LLP as our new independent accountants. The decision to engage Grant Thornton LLP was approved by our Audit Committee.

There were no disagreements with our independent accountants during the last two fiscal years.

AUDIT FEES:

Audit fees billed to us by Grant Thornton LLP for the audit of our annual financial statements for the fiscal year ended October 31, 2004 and for the fiscal year ended October 31, 2003 were $180,000, and $188,000 respectively. In addition, we incurred $7,500 in audit fees from PricewaterhouseCoopers LLP in fiscal 2004 and $12,000 in fiscal 2003.

AUDIT RELATED FEES:

The aggregate fees billed for research and consultation conducted regarding revenue recognition for new products by Grant Thornton LLP totaled $928 in fiscal 2004. There were no audit related fees by Grant Thornton LLP in fiscal 2003.

TAX FEES:

There were no tax services performed by Grant Thornton LLP in both fiscal 2004 and 2003.

ALL OTHER FEES:

Non-audit fees billed to us by Grant Thornton LLP during the fiscal year ended October 31, 2004 and for the fiscal year ended October 31, 2003 totaled $4,500 and $11,000 respectively. PricewaterhouseCoopers LLP billed us $4,200 in non-audit fees for the fiscal year ended October 31, 2004 and $4,500 in non-audit fees for the fiscal year ended October 31, 2003.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY THE INDEPENDENT ACCOUNTANTS

All proposed services to be performed by the independent accountants shall be discussed and approved at Audit Committee meetings for which there is a quorum of Audit Committee members. The Audit Committee will delegate to the Chairman of the Audit Committee the authority to pre-approve a service provided by our independent accountants for cases where there is a need to get pre-approval on a time-urgent basis. In cases where the Chairman of the Audit Committee pre-approves a service provided by the independent accountants, this service must still be discussed and ratified at the next Audit Committee meeting. In all cases where approval is sought, the Audit Committee shall have available a schedule of fees approved documented in the minutes of the Audit Committee.

The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining both Grant Thornton LLP’s and PricewatershouseCoopers LLP’s independence.

VOTE REQUIRED

The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the year ending October 31, 2005 requires the affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

DIRECTORS AND EXECUTIVE OFFICERS OF VERSATA

The following table sets forth certain information regarding our Named Executive Officers and other officers and directors.

Name	Age	Position
William Frederick	41	Interim Chief Executive Officer and President, Vice President, Chief Financial Officer and Secretary
Brett Adam	36	Chief Technology Officer and Vice President, Engineering
Linda Giampa	44	Vice President, Worldwide Field Operations
Gary Morgenthaler (1)(2)(3)(6)	56	Chairman of the Board
Alan Baratz (6)	50	Director
Eugene Wong (5)	70	Director, Chief Scientist
William Smartt (1)(2)(4)	62	Director, Chairman of the Audit Committee
Wade Woodson (1)(2)(3)(5)	46	Director, Chairman of the Compensation Committee
George Paolini (1)(3)(4)	49	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating Committee.
(4)	Term of office expires at 2005 Annual Meeting of Stockholders.
(5)	Term of office expires at 2006 Annual Meeting of Stockholders.
(6)	Term of office expires at 2007 Annual Meeting of Stockholders.

William Frederick.    Mr. Frederick joined Versata in December 2002 as Corporate Controller and was appointed as Vice President and Chief Financial Officer in January 2004. In February 2005, Mr. Frederick was also appointed as the Company’s interim Chief Executive Officer and President. From August 2000 through March 2002, Mr. Frederick served as Vice President, Finance at Clarent Corporation. From January 2000 through August 2000, Mr. Frederick was Corporate Controller at ACT Networks, Inc. a developer and manufacturer of broadband access equipment that was acquired by Clarent in August 2000. From May 1999 to November 1999, Mr. Frederick was the Chief Financial and Administrative Officer of IAM.com, Inc, a business-to-business web application company. From January 1998 to May 1999, Mr. Frederick was in the corporate finance department of The Disney Store division of The Walt Disney Company. Mr. Frederick’s experience includes 20 years of global finance, accounting and administrative management in senior financial positions with companies ranging from start-ups to Fortune 500 corporations in multiple industries. Mr. Frederick holds a M.B.A degree from California State University at Long Beach and a bachelor’s degree in finance from California State University at Fullerton.

Brett Adam.    Mr. Adam joined Versata in November 2003 as Chief Technology Officer and Vice President Engineering, primarily in charge of technology strategy and product development. From January 2003 until November 2003, Mr. Adam was Vice President, Market Development of MetaMatrix, Inc., an enterprise software company focused on providing enterprise information integration and metadata management solutions. From December 2000 until December 2002, Mr. Adam held a number of positions at Versata including Senior Director, Market Development and Senior Director, Product Strategy. Mr. Adam originally joined Versata in December 2000 as a result of Versata’s acquisition of Verve, Inc., a provider of business process automation technology, where he was President and Chief Executive Officer. At Verve, Mr. Adam was primarily responsible for the product and technology vision. Prior to founding Verve in 1997, Mr. Adam was a founder of, and held various positions including Vice President Sales & Marketing, for Xedoc Software Development, Pty. Ltd. an Australian enterprise software vendor and services firm. Mr. Adam studied computer science and psychology at the University of Melbourne, Australia.

Linda Giampa.    Ms. Giampa joined Versata in February 2004 as Vice President Worldwide Field Operations with responsibility for Versata’s global sales and marketing activities and strategies. Prior to joining

Versata, from October 1999 through December 2003, Ms. Giampa ran her own executive consulting business specializing in helping clients such as TIBCO Software, Reactive Network Solutions, and Scribe Technology, bring emerging technologies to market. From 1997 till 1999, Ms. Giampa served as Vice President of Worldwide Sales for Optimal Networks which was acquired by Compuware in July 1999. Ms. Giampa ran North American Sales for Pure Software from February 1993 until 1995 and was instrumental in Pure Software’s 1995 IPO. Before Pure Software, Ms. Giampa rose through the ranks at Oracle Corporation for eight years in a variety of sales and marketing positions. Ms. Giampa has over 18 years of industry experience and holds a bachelors degree in computer science from the University of North Carolina.

Gary Morgenthaler.    Mr. Morgenthaler has served as a director of Versata since 1997. Mr. Morgenthaler serves as Chairman of the Board and on the Audit, Compensation and Nominating Committees. Mr. Morgenthaler is a general partner of Morgenthaler Ventures. Mr. Morgenthaler is a co-founder and former Chairman of Illustra Information Technologies, Inc., a database applications company. Prior to becoming a partner of Morgenthaler Ventures, Mr. Morgenthaler was Chairman, Chief Executive Officer and a co-founder of Ingres Corporation, a relational database management systems company. Mr. Morgenthaler serves as a director of Nuance Communications. He holds a bachelor’s degree in International Relations from Harvard University.

Alan Baratz.    Dr. Baratz joined Versata as a board member in May 2003, and served as its President and Chief Executive Officer from August 2003 to February 2005. Dr. Baratz joined NeoPath Networks, a provider of network file management solutions, as President, Chief Executive Officer and a member of the board of directors, in February 2005. Dr. Baratz is also currently a venture advisor at Gabriel Venture Partners. From July 2000 until December 2002 Dr. Baratz was Chief Executive Officer of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. From September 1999 until June 2000, Dr. Baratz served as Managing Director, E.M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in building a number of new technology companies. From January 1996 until August 1999 Dr. Baratz served as President of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. Prior to Sun, Dr. Baratz was President and Chief Executive Officer of Delphi Internet, the online business unit of Rupert Murdoch’s News Corporation and held numerous senior management positions at IBM in their research labs. Dr. Baratz holds both a master’s degree and a doctorate in computer science from the Massachusetts Institute of Technology, and received a bachelor’s degree in mathematics and computer science from UCLA.

Eugene Wong.    Dr. Wong has served as a director of Versata since May 1998 and as Versata’s Chief Executive Officer from May 2002 to August 2003. Since 1997, Dr. Wong has served as a Technical Consultant and Chief Scientist to Versata. In June 1998, Dr. Wong was appointed Assistant Director for Engineering at the National Science Foundation. Dr. Wong became a faculty member at the University of California in 1962, was Chairman of the Department of Electrical Engineering and Computer Sciences from 1985 to 1989, and attained emeritus status in 1994. Dr. Wong acted as Associate Director of the Office of Science and Technology Policy in the Bush White House from 1990 to 1993. He was a principal architect of Ingres, a pioneering relational database system, and was a co-founder of Ingres Corporation. He is the recipient of the 1989 ACM System Award and the 2005 IEEE Founders Medal. Dr. Wong holds a B.S.E., an A.M., and a Ph.D., all in Electrical Engineering, all from Princeton University.

William Smartt.    Mr. Smartt was elected to Versata’s Board in February 2003 and serves on its Compensation Committee and as Chairman of its Audit Committee. In February 2004, Mr. Smartt was appointed Senior Vice President and Chief Financial Officer of Building Materials Holding Corporation (BMHC), one of the largest building products distribution and service companies in the United States. From November 2003 until February 2004, Mr. Smartt served as Executive Vice President and Chief Financial Officer of Critical Path. From 1992 until September 2001, Mr. Smartt served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer at DHL Airways, the US component of DHL Worldwide Express. From 1986 until 1990, Mr. Smartt served as Chief Financial Officer, Treasurer, and Senior Vice President of Finance and Administration for Ingres Corporation, a relational database software company. Mr. Smartt has over 35 years of industry experience and he holds a bachelor of science in business administration from the University of California, Berkeley.

Wade Woodson.    Mr. Woodson has served as a director of Versata since November 2003 and serves on its Audit and Nominating Committees and as Chairman of its Compensation Committee. Since 1987, Mr. Woodson has served as a managing director of Sigma Partners, a technology venture capital firm. From 1983 through 1987, he served as an associate of the law firm Cooley Godward, LLP. Mr. Woodson received a bachelor’s degree in electrical engineering from Stanford University. He holds a law degree from Harvard University and a master’s degree in business administration from the University of California, Haas School of Business.

George Paolini.    Mr. Paolini was elected to Versata’s Board in January 2005 and serves on its Audit and Nominating Committees. Mr. Paolini most recently served as General Manager, Developer Tools Business Unit, at Borland Software Corporation, a position he held from January 2003 through January 2005. In January 2005, Mr. Paolini joined SAP as a Senior Vice President, overseeing various industry initiatives for the company. From June 2001 to October 2002, Mr. Paolini was Chief Marketing Officer for Zaplet, Inc., a Silicon Valley-based collaboration software company. Before Zaplet, Mr. Paolini served in a variety of roles at Sun Microsystems, Inc., from 1993 to June 2001, including Vice President of Software Marketing, Director, JavaSoft (a subsidiary of Sun Microsystems, Inc.), and Manager, Internet Marketing. In addition, he founded and served as the first Chairman of the Java Community Process, an industry consortium for the evolution of the Java technology. Mr. Paolini began his career as a journalist, serving as an editor at a variety of daily newspapers. He received a bachelor’s degree in management from St. Mary’s College in Moraga, California.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to its principal executive officer and principal financial officer, as well as other officers and employees of the Company. A copy of the Code of Ethics has been filed with the Securities and Exchange Commission, and may also be found on the Company’s website at www.versata.com.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation for the three most recent completed fiscal years of (i) each person that served as our Chief Executive Officer during the fiscal year ended October 31, 2004, and (ii) our four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the year ended October 31, 2004. These officers are referred to herein as the Named Executive Officers.

Annual compensation listed in the following table excludes other compensation in the form of perquisites and other personal benefits that constitutes the lesser of $50,000 or 10% of the total annual salary and bonus of each of the Named Executive Officers in the fiscal years presented. The options listed in the following table were granted under our 2000 Stock Incentive Plan and the 2003 Employment Inducement Award Plan.

	Annual Compensation								Long-Term Compensation				All Other Compen- sation
									Awards			Payouts
Name and Principal Position*	Fiscal Year	Salary			Bonus			Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs		LTIP Payouts
Alan Baratz Chief Executive Officer, President	2004 2003 2002	$ $	270,000 68,269 —	(1)	$ $	102,726 25,000 —	(5) (6)	— — —	— — —	— 465,000 —	(13)	— — —	— — —

William Frederick Chief Financial Officer and Secretary	2004 2003 2002	$ $	150,110 97,319 —	(1) (2)	$ $	12,938 22,903 —	(7) (8)	— — —	— — —	125,000 25,000 —	(14) (15)	— — —	— — —

Brett Adam Chief Technology Officer and Vice President Engineering	2004 2003 2002		$173,766 — —	(3)		$30,625 — —	(9)	— — —	— — —	75,000 — —	(14)	— — —	— — —

Yasmin Zarabi Vice President, General Counsel	2004 2003 2002	$ $ $	90,185 98,542 97,500	(1) (2)	$ $ $	17,676 24,461 625	(10) (11)	— — —	— — —	50,000 — —	(14)	— — —	— — —

Linda Giampa Vice President, Worldwide Field Operations	2004 2003 2002		$200,495 — —	(4)		$60,000 — —	(12)	— — —	— — —	150,000 — —	(14)	— — —	— — —

*	Principal position shown reflects position held as of October 31, 2004. Mr. Baratz resigned as Chief Executive Officer and President effective February 18, 2005. Mr. Frederick was appointed Interim Chief Executive Officer and President effective February 18, 2005. Ms. Zarabi resigned as Vice President and General Counsel effective March 11, 2005.
(1)	Our management team took a 10% pay reduction for the fiscal year ended October 31, 2004. The salary shown represents amounts paid after the 10% salary reduction.
(2)	Our management team took a 10% pay reduction for eight and one half months for the fiscal year ended October 31, 2003. The salary shown represents amounts paid after the 10% salary reduction. Ms. Zarabi and Mr. Frederick were appointed as Vice Presidents of the Company in January 2004. On February 17, 2005, Ms. Zarabi resigned as Vice President and General Counsel of the Company effective March 11, 2005.
(3)	Reflects actual compensation received. Mr. Adam joined Versata as Chief Technology Officer in November 2003.
(4)	Reflects actual compensation received. Ms. Giampa joined Versata as Vice President of Worldwide Field Operations in February 2004. Includes commissions of $80,463.
(5)	Includes bonus received in the form of stock valued at $27,726 and cash bonus of $75,000.
(6)	Cash bonus of $25,000.
(7)	Includes bonus received in the form of stock valued at $12,938.
(8)	Includes bonus received in the form of stock valued at $16,594 and cash bonus of $6,309.
(9)	Guaranteed bonus of $30,625.
(10)	Includes bonus received in the form of stock valued at $7,676 and cash bonus of $10,000.
(11)	Includes bonus received in the form of stock valued at $15,086 and cash bonus of $9,375.
(12)	Sign-on bonus of $60,000.
(13)

On May 15, 2003, the Company granted Dr. Baratz an option to purchase 15,000 shares. As of October 31, 2004, 7,083 shares were vested. On October 6, 2003, the Company granted Dr. Baratz an option to purchase 450,000 shares. As of October 31,

2004, 126,000 shares were vested. In February 2005, the Company amended the agreement in connection with Dr. Baratz’s termination as Chief Executive Officer to provide that vesting on the remaining shares will cease as of that date.

(14)	Options granted in fiscal year ended October 31, 2004 are more fully set forth below in this item under the section entitled “Options Granted in Fiscal Year 2004.”
(15)	On December 13, 2002, the Company granted Mr. Frederick an option to purchase 25,000 shares. Mr. Frederick exercised 4,500 options prior to becoming an officer of the Company. As of October 31, 2004, 20,500 shares were outstanding and 6,500 shares were vested.

Stock Options

The following table sets forth information regarding option grants to each of the Named Executive Officers during the year ended October 31, 2004. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year.

Stock Option Grants in the Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in 2004	Exercise Price ($/share)	Expiration Date
						5%($)	10%($)
William Frederick	125,000	(1)	18.6	1.85	01/27/2014	$145,432	$368,553
Brett Adam	75,000	(2)	11.2	2.01	11/04/2013	$94,806	$240,257
Yasmin Zarabi	50,000	(3)	7.4	1.85	01/27/2014	$58,173	$147,421
Linda Giampa	150,000	(4)	22.3	1.75	02/23/2014	$165,085	$418,357

(1)	Options were granted on January 27, 2004 pursuant to our 2000 Stock Incentive Plan. The options vest in 50 equal monthly installments.
(2)	Options were granted on November 4, 2003 pursuant to our 2003 Employment Inducement Award Plan. The options vest in 50 equal monthly installments.
(3)	Options were granted on January 27, 2004 pursuant to our 2000 Stock Incentive Plan. The options vest in 50 equal monthly installments.
(4)	Options were granted on February 23, 2004 pursuant to our 2003 Employment Inducement Award Plan. The options vest in 50 equal monthly installments.

In 2004, we granted options to purchase up to a total of 671,700 shares to employees under our 2000 Stock Incentive Plan and our 2003 Employee Inducement Award Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined by the closing price of our common stock as traded on the Nasdaq National Market.

The following table sets forth information concerning the number and value of shares of common stock underlying the unexercised options held by the Named Executive Officers as of October 31, 2004. The table also sets forth the value realized upon the exercise of stock options during the period which is calculated based on the fair market value of our common stock on the date of exercise, as determined by the closing price of our common stock as traded on the Nasdaq National Market, less the exercise price paid for the shares. The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of our common stock as of October 31, 2004, which was $1.59 per share. No stock appreciation rights were exercised during the fiscal year, and no stock appreciation rights were outstanding as of October 31, 2004.

Aggregated Option Exercises in Fiscal 2004 and

Option Values at October 31, 2004

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-the-Money Options at Year-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan Baratz	—	—	133,083	331,917	—	—
William Frederick	—	—	29,000	116,500	$2,730	$5,880
Brett Adam	—	—	16,500	58,500	—	—
Yasmin Zarabi	—	—	17,932	41,000	$3,575	—
Linda Giampa	—	—	24,000	126,000	—	—

Severance Agreements, Employment Agreements, and Change in Control Agreements with Named Executive Officers

We have entered into severance agreements with our executive officers (the “Executive Officer Severance Agreement”). The Executive Officer Severance Agreement provides for certain benefits including the payment of equivalent of three months base salary and an additional three months of vesting of options, if the individual’s employment with Versata is involuntarily terminated without cause, if the individual resigns from Versata due to an involuntary change in the their position or salary, and the payment of equivalent of six months base salary and an additional six months of vesting of options if their employment with the Company is involuntarily terminated without cause after a change in control of the Company. In addition, our Named Executive Officers are entitled to 100% accelerated vesting of options if the individual’s employment with the Company is involuntarily terminated without cause after a change in control of the Company.

In February 2005, The Compensation Committee approved an amendment to the Severance Plan by and between Mr. Frederick and the Corporation dated February 4, 2004. Pursuant to the amendment, Mr. Frederick will be entitled to nine months continuation of his annual base salary if the Chief Executive Officer who immediately succeeds Alan Baratz terminates Mr. Frederick’s employment without Cause (as defined in the Severance Plan) within the first six months of the Chief Executive Officer’s hire date and Mr. Frederick executes a general release.

In February 2005, Dr. Baratz’s Stock Option Agreement was amended so that the vesting of his 450,000 option grant ceased on February 18, 2005, and the remaining balance of the unvested options terminated and ceased to remain outstanding. Dr. Baratz’s vested options may be exercised for three months after he ceases to be a service provider.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors was formed in July 1998, and the current members of the Compensation Committee are Messrs. Woodson, Morgenthaler, and Smartt. None of the members of the Compensation Committee of the Board of Directors was at any time since the formation of Versata an officer or employee of Versata. No executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The table below sets forth information regarding the beneficial ownership of our common stock as of January 31, 2005 by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of the Named Executive Officers appearing in the Summary Compensation Table above

•	each of our directors; and

•	all directors and Named Executive Officers as a group.

Each stockholder’s percentage ownership in the following table is based on 8,188,542 shares of common stock outstanding as of January 31, 2005. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Versata, Inc., 300 Lakeside Drive, Suite 1300, Oakland, California 94612. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name of Beneficial Owner	Shares Owned	Shares Acquirable within 60 Days of January 31, 2005	Percentage of Shares Beneficially Owned
Morgenthaler Venture Partners IV, L.P. (1)	953,124	—	11.6%
Sigma Management V, LLC (2)	864,807	—	10.6%
Diker Management LLC (3)	704,939	—	8.6%
ZF Partners (4)	567,700	—	6.9%
Emancipation Capital (5)	546,152	—	6.7%
Robeco, USA, LLC (6)	467,551	—	5.7%
Gary Morgenthaler (1) (7)	955,890	13,499	11.8%
Wade Woodson (8)	864,807	8,165	10.7%
Eugene Wong (9)	85,357	83,365	2%
William Smartt	—	13,915	*
George Paolini	—	833	*
Alan Baratz	15,151	180,166	2.3%
William Frederick	7,070	44,000	*
Brett Adam	1,300	25,500	*
Yasmin Zarabi	4,488	22,932	*
Linda Giampa	—	39,000	*
All directors and executive officers as a group (10 people)	1,934,063	431,375	27.4%

*	Less than 1%
1.	Principal address is 2730 Sand Hill Road, Suite 280, Menlo Park, CA 94025. Includes 500 shares held by Morgenthaler Management Partners. Mr. Morgenthaler disclaims beneficial ownership of all of the 953,124 shares except to the extent of his pecuniary interest in these shares. The general partner of Morgenthaler Venture Partnership IV, L.P. is Morgenthaler Management Partners IV, L.P. The general partners of Morgenthaler Management Partners IV, L.P. are Gary Morgenthaler, a director of Versata, J. Morgenthaler, Robert Pavey, Robert Bellas, Jr., and John Lutsi, who have dispositive and voting powers with respect to the shares held by Morgenthaler Venture Partnership IV, L.P.
2.	Principal address is 1600 El Camino Real, Suite 280, Menlo Park, CA 94025.
3.	Beneficial ownership calculation is based solely on a review of the Schedule 13G filed on February 17, 2004 by Diker Management LLC. Principal address is 767 Fifth Avenue, New York, New York, 10153.
4.	The Schedule 13D/A filed by ZF Partners LP on August 19, 2004 indicates that ZF Partners LP is the beneficial owner of 567,700 shares. Principal address is Two North Riverside Plaza, Suite 600, Chicago, IL, 60606.

5.	The Schedule 13G/A filed by Emancipation Capital on January 28, 2005, indicates that Emancipation Capital is the beneficial owner of 546,152 shares. Principal address is 153 East 53rd Street, 26th Floor, New York, NY, 10022.
6.	The Schedule 13G filed by Robeco USA, LLC on February 15, 2005 indicates that Robeco USA, LLC is the beneficial owner of 467,551 shares. Principal address is 909 Third Avenue, 32nd Floor, New York, NY, 10022.
7.	Includes 2,766 shares of common stock held by Mr. Morgenthaler in his personal 401(K) account.
8.	Includes 864,807 shares held by entities affiliated with Sigma Partners. Mr. Woodson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.
9.	Includes 55,357 shares held in the Wong Family Trust of which Eugene Wong is a Trustee.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes our general compensation policies, the compensation plans and the specific compensation levels for senior executives, including our named executive officers.

GENERAL COMPENSATION POLICIES

The primary objectives of our executive compensation policies include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to the Company’s financial performance and to a lesser extent to individual management objectives established by the Committee;

•	To compensate executive management competitively with similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.

We compete in an aggressive and dynamic industry and, as a result, finding, motivating, and retaining quality employees, particularly executive officers, are key factors to our success. Our compensation philosophy seeks to align the interests of stockholders and management by tying compensation to our financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options.

CASH COMPENSATION

We seek to provide cash compensation to our executive officers, including base salary and annual and quarterly cash bonuses, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis developed from market data and a review of the officer’s performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

STOCK OPTIONS AND STOCK AWARDS

Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. The Company established the 2003 Employment Inducement Award Plan (“2003 Stock Plan”) to provide a material inducement for the best available employees to join the Company and to promote the success of the Company’s business. The 2003 Stock Plan permits the grant of non-statutory stock options, restricted stock and stock appreciation rights to employees as a material inducement to entering into their initial employment with the Company; although a former employee who is returning to the employ of the Company following a bona-fide period of non-employment by the Company may also receive an award under the plan. The maximum aggregate number of shares which may be issued under the 2003 Stock Plan is 800,000 shares; provided, however, that commencing October 1, 2004, on the first day of each fiscal year of the Company during the term of the 2003 Stock Plan, an additional 400,000 shares are automatically added to the Plan; provided, further, that in no event shall more than 50% of the shares issuable under the 2003 Stock Plan be granted pursuant to awards with an exercise price or purchase price that is less than 100% of fair market value on the date of grant. The shares may be authorized, but un-issued, or reacquired common stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

The base salary of Alan Baratz, our former Chief Executive Officer, was determined by the Board of Directors, upon the recommendation of the Compensation Committee. Alan Baratz served as the Company’s

Chief Executive Officer from August 2003 until his resignation in February 2005. Dr. Baratz’s base annual salary was $300,000. During the fiscal year 2004, Dr. Baratz took a 10% reduction in pay bringing his base salary to $270,000. Dr. Baratz was awarded a $75,000 cash bonus for fiscal year 2004. In February 2005, Dr. Baratz’s Stock Option Agreement was amended so that the vesting of his 450,000 option grant ceased on February 18, 2005 and the remaining balance of the unvested options terminated and ceased to remain outstanding. Dr. Baratz’s vested options may be exercised for three months after he ceases to be a service provider.

Based on a review of public company data, compensation data supplied by independent executive compensation research and consulting firms, and other relevant market data, the Compensation Committee believes that the cash compensation paid to our Chief Executive Officer in the fiscal year ended October 31, 2004 was generally consistent with amounts paid to chief executive officers with similar responsibilities at similarly situated technology companies.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code (the “Code”) limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly compensated executive officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on our current compensation plans and policies and proposed regulations interpreting this provision of the Code, we believe that, for the near future, there is little risk that we will lose any significant tax deduction for executive compensation.

Compensation Committee of

the Board of Directors

Wade Woodson

Gary Morgenthaler

William Smartt

COMPANY PERFORMANCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between March 3, 2000 (the date the Company’s Common Stock commenced public trading) and October 31, 2004 with the cumulative total return of (i) the Nasdaq Stock Market-U.S. Index and (ii) the Nasdaq Computer & Data Processing Index. This graph assumes the investment of $100.00 on March 3, 2000 in each of the foregoing indices and assumes the reinvestment of dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

Information used in the graph was obtained from Nasdaq, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG VERSATA INC.,

THE NASDAQ STOCK MARKET-U.S. INDEX AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

CUMULATIVE TOTAL RETURN

	3 / 3 / 00	3 / 00	4 / 00	5 / 00	6 / 00	7 / 00	8 / 00	9 / 00	10 / 00	11 / 00	12 / 00
Versata, Inc.	100.00	250.78	126.56	98.44	167.97	140.63	103.90	110.42	68.75	31.25	37.24
NASDAQ Stock Market (U.S.) Index	100.00	93.66	78.78	69.27	81.44	77.18	86.30	75.09	68.92	53.10	50.28
NASDAQ Computer & Data Processing Index	100.00	89.25	68.36	60.02	72.82	65.39	73.69	67.36	61.65	44.71	41.58

	1 / 01	2 / 01	3 / 01	4 / 01	5 / 01	6 / 01	7 / 01	8 / 01	9 / 01	10 / 01
Versata, Inc.	30.99	14.85	1.17	3.33	5.25	2.79	2.00	1.63	0.96	1.71
NASDAQ Stock Market (U.S.) Index	56.37	43.63	37.50	43.09	43.04	44.22	41.41	36.90	30.68	34.62
NASDAQ Computer & Data Processing Index	48.08	36.77	30.33	37.27	37.33	39.50	34.66	28.60	24.16	28.08

	11 / 01	12 / 01	1 / 02	2 / 02	3 / 02	4 / 02	5 / 02	6 / 02	7 / 02	8 / 02	9 / 02	10 / 02
Versata, Inc.	2.58	3.83	3.75	2.92	2.83	1.75	1.13	0.83	0.74	0.92	0.79	0.74
NASDAQ Stock Market (U.S.) Index	39.55	39.88	39.58	35.46	37.79	34.65	33.12	30.12	27.37	27.08	24.17	27.47
NASDAQ Computer & Data Processing Index	31.86	33.48	33.31	30.02	30.90	26.16	24.49	24.56	21.57	21.67	19.00	22.96

	11 / 02	12 / 02	1 / 03	2 / 03	3 / 03	4 / 03	5 / 03	6 / 03	7 / 03	8 / 03	9 / 03	10 / 03
Versata, Inc.	0.76	0.61	0.63	0.58	0.60	0.80	1.39	1.22	1.33	1.92	1.36	1.37
NASDAQ Stock Market (U.S.) Index	30.53	27.57	27.27	27.66	27.74	30.26	32.91	33.44	35.75	37.31	36.82	39.78
NASDAQ Computer & Data Processing Index	25.98	23.09	22.57	22.44	22.50	24.24	25.52	26.10	27.01	28.24	28.49	29.40

	11 / 03	12 / 03	1 / 04	2 /04	3 / 04	4 / 04	5 / 04	6 / 04	7 / 04	8 / 04	9 / 04	10 / 04
Versata, Inc.	1.30	1.15	1.32	1.38	1.24	1.32	1.49	1.28	1.08	1.18	1.19	1.10
NASDAQ Stock Market (U.S.) Index	40.37	41.22	42.45	41.65	40.94	39.58	40.90	42.15	38.94	37.98	39.12	40.70
NASDAQ Computer & Data Processing Index	29.22	30.42	31.23	29.96	28.42	27.92	29.10	30.91	28.56	27.39	28.90	30.45

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee approved the selection of Grant Thornton LLP as the Company’s independent accountants, and has asked the stockholders to ratify their selection.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independent Standard Board Standard No. 1 and has discussed with the independent accountants their independence. Fees associated with our engagement of Grant Thornton LLP and PricewaterhouseCoopers LLP for the fiscal year ended October 31, 2004 include the following:

AUDIT FEES:

Audit fees billed to us by Grant Thornton LLP for the audit of our annual financial statements for the fiscal year ended October 31, 2004 and for the fiscal year ended October 31, 2003 were $180,000 and $188,000 respectively. In addition, we incurred $7,500 in audit fees from PricewaterhouseCoopers LLP in fiscal 2004 and $12,000 in fiscal 2003.

AUDIT RELATED FEES:

The aggregate fees billed for research and consultation conducted regarding revenue recognition for new products by Grant Thornton LLP totaled $928 in fiscal 2004. There were no audit related fees by Grant Thornton LLP in fiscal 2003.

TAX FEES:

There were no tax services performed by Grant Thornton LLP in both fiscal 2004 and 2003.

ALL OTHER FEES:

Non-audit fees billed to us by Grant Thornton LLP during the fiscal year ended October 31, 2004 and for the fiscal year ended October 31, 2003 totaled $4,500 and $11,000 respectively. PricewaterhouseCoopers LLP billed us $4,200 in non-audit fees for the fiscal year ended October 31, 2004 and $4,500 in non-audit fees for the fiscal year ended October 31, 2003.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY THE INDEPENDENT ACCOUNTANTS

All proposed services to be performed by the independent accountants shall be discussed and approved at Audit Committee meetings for which there is a quorum of Audit Committee members. The Audit Committee will delegate to the Chairman of the Audit Committee the authority to pre-approve a service provided by our independent accountants for cases where there is a need to get pre- approval on a time urgent basis. In cases where the Chairman of the Audit Committee pre- approves a service provided by the independent accountants, this service must still be discussed and ratified at the next Audit Committee meeting. In all cases where approval is sought, the Audit Committee shall have available a schedule of fees approved documented in the minutes of the Audit Committee.

The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining both Grant Thornton LLP’s and PricewatershouseCoopers LLP’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004 filed with the Securities and Exchange Commission.

Audit Committee of the

Board of Directors

William Smartt

Gary Morganthaler

Wade Woodson

George Paolini

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions since January 1, 2003 to which we have been a party and in which the amount involved exceeded $60,000 with any director, executive officer, or security holder that we know owns more than five percent of our capital stock had or will have a direct or indirect material interest.

In November 2003, we entered into an engineering services agreement with Virtusa Corporation, a US and Indian based premier software engineering services firm which provides engineering support to software product developers and enterprise customers. Virtusa was engaged to provide Versata with engineering services including platform port development, quality assurance and maintenance. Versata’s own engineering team retained responsibility for product vision, strategy, architecture, design and reference implementation. A major stockholder, Sigma Partners, is a venture capital investor in Virtusa Corporation. Our board member Wade Woodson serves as managing director of Sigma Partners. The agreement with Virtusa terminated on January 9, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all of these filing requirements have been satisfied.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy statement and form of proxy for the fiscal year ending October 31, 2005 must be received by October 31, 2005.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

APPENDIX A

CHARTER FOR THE EXECUTIVE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

I.    PURPOSE

This Charter specifies the scope of the responsibilities of the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Versata, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s Chief Executive Officer and other executive officers, including responsibility for evaluating and reporting to the Board on matters concerning management performance, officer compensation, benefits plans and programs. In carrying out these responsibilities, the Committee shall review all components of executive officer compensation for consistency with the Company’s compensation philosophy as in effect from time to time.

The Committee is also responsible for the annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

II.    ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be composed of at least three (3) Independent Directors. “Independent Director” means a person other than (i) an officer or employee of the Company or its subsidiaries or (ii) any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member, as defined by applicable regulatory bodies. Independent Directors shall meet the independence criteria established by the rules of Nasdaq. For a period not to exceed two years, a single non-Independent Director may serve on the Committee pursuant to an “exceptional and limited circumstances” exception as provided under the rules of NASDAQ.

The members shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. The Committee may delegate duties or responsibilities to subcommittees or to one member of the Committee from time to time, as appropriate.

A majority of the members present shall represent a quorum of the Committee, and any action approved by at least a majority of the members shall represent the valid action of the Committee.

III.    MEETINGS

The Committee shall meet as often as it deems appropriate to review the compensation of the executive officers and other employees of the Company, and otherwise perform its duties under this charter.

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.    COMMITTEE AUTHORITY AND RESPONSIBLITIES

To fulfill its responsibilities and duties, the Committee shall:

1.	Review and approve, by Independent Directors only, all compensation for the Chief Executive Officer and other executive officers, including but not limited to, incentive-based and equity-based compensation.

2.	Review and approve annual performance objectives and goals relevant to the Chief Executive Officer and other executive officers, and evaluate the performance of the Chief Executive Officer in light of these goals and objectives.

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3.	Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers.

4.	Periodically review both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry.

5.	Have the authority to obtain assistance from benefits consultants, legal counsel, accounting or other advisors as needed to provide independent advice with respect to current or proposed executive compensation and benefit programs, and to determine the retention terms of and fees paid to such consultant or advisor. Such consultants and advisors shall report directly to the Committee unless otherwise instructed by the Committee. The fees and costs of such consultant or advisor shall be borne by the Company.

6.	Perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing, including the formation and delegation of authority to subcommittees when appropriate.

7.	Make regular reports to the Board of Directors regarding the foregoing.

8.	Review and reassess the adequacy of this charter as appropriate and recommend any proposed changes to the Board for approval.

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VERSATA, INC.

PROXY

Annual Meeting of Stockholders, May 25, 2005

This Proxy is Solicited on Behalf of the Board of Directors of

VERSATA, INC.

The undersigned stockholder of Versata, Inc., a Delaware corporation (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 25, 2005 and the Proxy Statement and appoints William Frederick, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Versata, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 300 Lakeside Drive, Suite 1300, Oakland, CA 94612 on Wednesday, May 25, 2005 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote FOR the director listed below and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted FOR the election of the director listed below and FOR the other proposals.

1.	Election of director to serve for a three-year term ending at the annual meeting following the close of the 2007 fiscal year or until his successor is duly elected and qualified to serve;

	FOR	WITHHOLD AUTHORITY TO VOTE

George Paolini

William Smartt

2.	Proposal to ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2005; and;

FOR AGAINST ABSTAIN
3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) on certificate)

Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shares are held by joint tenants or as community property, each person should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Please sign your name:	Date:
(Authorized Signature(s))